Exhibit 99.1

[WINDSORTECH QSGI LOGO OMITTED]

For Immediate Release

IR Contact                                  Media Contact
David Waldman                               Chenoa Taitt
Lippert/Heilshorn & Associates              Lippert/Heilshorn & Associates
dwaldman@lhai.com                           ctaitt@lhai.com
-----------------                           ---------------
(212) 838-3777                              (212) 838-3777


             WindsorTech, d/b/a QSGI, Reports First Quarter Results

HIGHTSTOWN, NJ--May 10, 2005--WindsorTech, Inc. (OTCBB: WSRT) d/b/a QSGI, today reported financial results for the first quarter ended March 31, 2005.

New client and channel partners signed during the quarter:
- Six new Data Security & Compliance customers including a leading cable, broadcast and publishing company; an educational testing and career services company; and a leading developer, manufacturer and marketer of medical products

- Five new Data Security & Compliance channel partners including Comsource, Brentwood Credit, and Cognecy Solutions

- Eight new Data Center Hardware & Maintenance clients and additional contract business with three existing clients including one of the world's largest insurance companies; a leading aerospace manufacturer; one of the largest legal publishers; and one of the world's largest tire manufacturers

Business Development accomplishments during the quarter:
- Asset Management test program with a major long distance telephony provider
- Asset Management test program with a major media and cable company
- Thorough review and overhaul of its QSGI.com Web site and all marketing materials

Operating Performance
Total revenue for the first quarter of 2005 more than doubled to $7.3 million, compared to $2.7 million for the same period in 2004, due to the company's 2004 acquisition of QualTech International and QualTech Services Group. Net loss for the first quarter of 2005 was $606,000 or $0.02 per share, versus net income of $83,000 or $0.01 per share, for the same period in 2004, as the company absorbed non-recurring legal expenses of $185,000, as well as an increase in SG&A expenses related to the new marketing initiatives completed in order to build brand recognition, the expansion of the sales force, and investments in infrastructure to support the company's Data Security & Compliance as well as it Data Center Hardware & Maintenance pipeline expansion.

Marc Sherman, chairman and chief executive officer of WindsorTech, stated, "We believe we have barely scratched the surface of the rapidly growing market for data security and regulatory compliance services, and have only begun to realize the benefits of our sales force expansion initiatives undertaken at the end of 2004. During the quarter, we signed six new Data Security & Compliance customers and eight new Data Center Hardware & Maintenance customers that will begin ramping up in the latter half of the year. More importantly, the number of Fortune 1000 companies with whom we are in active discussions have significantly increased since the beginning of 2005, many of whom we are now in late stage discussions with and expect to close during the balance of 2005. Although the sales cycle and due diligence process for these customers involves more steps than our traditional mid-sized customers, the ultimate sales


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opportunity is far greater. Accordingly, we have begun several important pilot agreements, which we expect will lead to valuable long term contracts. We also signed five new channel partners that have begun cross-marketing our services to their installed base of middle-market clients. These and other channel partners will be key allies who will enable us to leverage our data security business. These partnerships are already gaining traction, and will lead to increased sales during this quarter.

Mr. Sherman continued, "We have adopted an important new practice whereby we are no longer remarketing computers from third party vendors that contain any trace of recoverable information on the hard drives, unless they also go through our full, certified 3X Department of Defense disk erase process. This policy cost us revenue and profits during the first quarter, but we believe it will lead to much larger returns in the future. By showing vendors that their hard drives often still have critical recoverable information, we are able to enter into a dialog that we believe will lead to selling our complete security solution at a much higher level of revenues and higher margins. "

Mr. Sherman concluded, "During the quarter, we invested heavily in infrastructure and personnel. These investments will enable us to rapidly and cost-effectively scale the business. As a result, our current operations have the resources and scalability to support a multi-fold increase in processing throughput and our facilities can now support the highest levels of data and IT asset security as well as customer service. With these investments in place, we anticipate significant improvement in our operating margins, as sales continue to ramp. We have also secured a significant working capital line of credit, which provides additional flexibility and reinforces the progress we have made in strengthening our balance sheet. With no long-term debt and sufficient working capital to support our growth plans, we remain confident in our ability to achieve a $72 million annualized revenue run-rate by year-end."

About WindsorTech

WindsorTech Inc., d/b/a QSGI, manages the information technology (IT) products of Fortune 1000 and government clients, and provides global solutions for meeting its clients' data security and regulatory compliance needs. QSGI offsets its clients' expenses through its value-added remarketing program. Prior to resale, the company utilizes its proprietary Department of Defense (DOD) level certified data sweep to eliminate otherwise recoverable data. QSGI reduces its clients' potential liability, by ensuring regulatory and environmental compliance for IT products. QSGI also maintains and provides services on enterprise-class hardware, including mainframes, midrange servers, tape storage products and disk storage products.

Statements about WindsorTech's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are `forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. WindsorTech intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and WindsorTech's actual results could differ materially from expected results. WindsorTech undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

                                 (tables follow)

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

                                WINDSORTECH, INC.
-------------------------------------------------------------------------------------------------------------------

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                                       March 31,       December 31,
                                                                                            2005               2004
                                                                                 --------------------------------------
                                     Assets
Current Assets
   Cash and cash equivalents                                                     $       428,888    $       844,939
   Accounts receivable, net of reserve of $50,000 in 2005 and 2004                     3,654,630          3,612,530
   Accounts receivable - related party                                                         -            119,046
   Inventories                                                                         2,816,253          2,721,505
   Prepaid expenses, income taxes and other assets                                       534,389            165,741
   Deferred income taxes                                                                  67,511             67,511
-----------------------------------------------------------------------------------------------------------------------
         Total Current Assets                                                          7,501,671          7,531,272
Property and Equipment, Net                                                              587,784            552,560
Goodwill                                                                               1,980,443          1,980,443
Intangibles, Net                                                                       3,109,732          3,188,896
Deferred Income Taxes                                                                    127,799            127,799
Other Assets                                                                              92,098             89,843
-----------------------------------------------------------------------------------------------------------------------

                                                                                 $    13,399,527    $    13,470,813
=======================================================================================================================

                        Liabilities And Stockholders' Equity
Current Liabilities
   Current maturities of notes payable                                           $       502,130    $       603,376
   Revolving lines of credit                                                                   -          1,155,500
   Accounts payable                                                                    1,903,277          1,590,928
   Accrued expenses                                                                      266,469            265,391
   Deferred revenue                                                                      607,208            346,031
   Accrued payroll and other liabilities                                                 128,197            210,205
-----------------------------------------------------------------------------------------------------------------------
         Total Current Liabilities                                                     3,407,281          4,171,431

Notes Payable                                                                                  -            255,000
         Total Liabilities                                                             3,407,281          4,426,431
-----------------------------------------------------------------------------------------------------------------------

Stockholders' Equity
   Preferred shares: Authorized 5,000,000 shares in 2005
       and 2004, $0.01 par value, none issued                                                  -                  -
   Common shares: authorized 55,000,000 shares in 2005 and 2004,
      $0.01 par value; 27,845,007 shares issued and outstanding in 2005
      and 25,550,007 shares issued and outstanding in 2004                               278,450            255,500
   Additional paid-in capital                                                         10,952,549          9,421,356
   Retained earnings (deficit)                                                        (1,238,753)          (632,474)
-----------------------------------------------------------------------------------------------------------------------
         Total Stockholders' Equity                                                    9,992,246          9,044,382

-----------------------------------------------------------------------------------------------------------------------
                                                                                  $   13,399,527     $   13,470,813
=======================================================================================================================
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                                WINDSORTECH, INC.
--------------------------------------------------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               For The Three Months Ended March 31, 2005 and 2004
                                   (Unaudited)

                                         -------------------------------------
                                                2005                2004
                                         -------------------------------------

Revenue                                  $     7,316,690    $     2,681,857

Cost Of Sales                                  5,908,665          1,911,471
------------------------------------------------------------------------------

Gross Profit                                   1,408,025            770,386

Selling, General And Administrative
   Expenses                                    2,167,718            637,219

Depreciation And Amortization                    144,870             25,109

Interest Expense, net                             23,556             16,367
------------------------------------------------------------------------------

Income  (Loss) Before Provision
   (Benefit) For Income Taxes                   (928,119)            91,691

Provision (Benefit) For Income Taxes            (321,840)             8,253
------------------------------------------------------------------------------


Net Income (Loss)                        $      (606,279)   $        83,438
==============================================================================

Net Income  (Loss) Per Common Share -
   Basic                                 $         (0.02)   $          0.01
Net Income  (Loss) Per Common Share -
   Diluted                               $         (0.02)   $          0.00
==============================================================================

Weighted Average Number Of Common
   Shares Outstanding -Basic                  26,907,729         16,468,754
Weighted Average Number Of Common
   Shares Outstanding -Diluted                26,907,729         19,107,521
==============================================================================
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

                                WINDSORTECH, INC.
--------------------------------------------------------------------------------
            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    For The Three Months Ended March 31, 2005
                                   (Unaudited)





                                               Common Stock              Additional         Retained           Total
                                      -------------------------------     Paid-in           Earnings       Stockholders'
                                            Number          Amount        Capital          (Deficit)          Equity
                                      --------------- --------------- ---------------- ---------------- -----------------

Balance - December 31, 2004             25,550,007        $255,500      $ 9,421,356      $ (632,474)       $  9,044,382

Warrants Exercised                         500,000           5,000          295,000               -             300,000

Options Exercised                        1,795,000          17,950        1,229,860               -           1,247,810

Stock Option Compensation                        -               -            6,333               -               6,333

Net Loss                                         -               -                -        (606,279)           (606,279)

------------------------------------- --------------- --------------- ---------------- ---------------- -----------------
Balance - March 31, 2005                27,845,007        $278,450    $  10,952,549     $(1,238,753)       $  9,992,246
===================================== =============== =============== ================ ================ =================

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                                WINDSORTECH, INC.
--------------------------------------------------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               For The Three Months Ended March 31, 2005 and 2004
                                   (Unaudited)

                                                                                        2005                 2004
                                                                                ---------------------------------------

Cash Flows From Operating Activities
   Net Income (Loss)                                                               $  (606,279)          $   83,438
   Adjustments to reconcile net income (loss) to net cash used in operating activities:
         Depreciation and amortization                                                 144,870               25,109
         Stock option compensation expense                                               6,333                    -
         Changes in assets and liabilities:
            Decrease (Increase) in accounts receivable                                  76,946             (478,122)
            Increase in inventories                                                    (94,748)            (522,145)
            (Increase) Decrease in prepaid expenses and other assets                  (371,205)               9,923
            Increase in accounts payable and accrued expenses                          492,595              431,616
-----------------------------------------------------------------------------------------------------------------------
Net Cash Used In Operating Activities                                                 (351,488)            (450,181)
-----------------------------------------------------------------------------------------------------------------------

Cash Used In Investing Activities
     Payments for property and equipment                                              (100,627)             (10,651)
-----------------------------------------------------------------------------------------------------------------------
Net Cash Used In Investing Activities                                                 (100,627)             (10,651)
-----------------------------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities
     Net proceeds from the exercise of options and warrants                          1,547,810                    -
     Net proceeds from (amounts paid on) notes payable                                (356,245)             250,720
     Net amounts paid on line of credit                                             (1,155,500)                   -
     Other financing costs                                                                   -              (15,000)
-----------------------------------------------------------------------------------------------------------------------
Net Cash Provided By Financing Activities                                               36,065              235,720
-----------------------------------------------------------------------------------------------------------------------

Net Decrease In Cash And Cash Equivalents                                             (416,051)            (225,112)

Cash And Cash Equivalents - Beginning Of Period                                        844,939              270,155
-----------------------------------------------------------------------------------------------------------------------
Cash And Cash Equivalents - End of Period                                        $     428,888         $     45,043
=======================================================================================================================
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